Exhibit 99.1

LNB Bancorp, Inc. Reports Second Quarter 2010 Results

  Net income for second quarter is up 140.9 percent compared to the prior year
  Net interest income increases 6.0 percent 2Q10 vs. 2Q09
  Noninterest expense declines 5.5 percent in the second quarter compared to the prior year

LORAIN, Ohio--(BUSINESS WIRE)--August 3, 2010--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported net income for the three months ended June 30, 2010 of $1,243,000, or $0.12 per diluted share, compared with $516,000, or $0.03 per diluted share reported for the same period a year ago.

For the first six months of 2010, net income was $2,574,000, or $0.26 per diluted share, compared with $1,833,000, or $0.17 per diluted share for the first half of 2009.

“We are pleased to report another quarter of profitability sustained by strong core earnings growth and revenue increases,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc. “Pre-provision core earnings* increased 25.43 percent in the second quarter of 2010 compared to the same quarter in 2009. While the economic environment continues to pose challenges, net interest income increased 5.95 percent and our net interest margin continued to strengthen when compared to the same period a year ago.”

Noninterest expense showed a 5.51 percent decline for the quarter ended June 30, 2010 compared to the same period one year ago which included a special assessment from the Federal Deposit Insurance Corporation (FDIC).

“While the past two quarters have produced heartening results, we continue to take significant reserves to provide for additional losses in our credit portfolio as the economic environment continues to be challenging,” said Klimas. “Our focus remains fixed on building revenues and aggressively managing our assets.”

Pre-provision core earnings* equaled $3,635,000 for the second quarter compared to $2,898,000 for the second quarter one year ago, an increase of 25.43 percent. For the first six months of 2010, pre-provision core earnings* totaled $7,372,000 compared to $6,293,000 for the first six months of 2009, an increase of 17.2 percent.

Key Performance Measures

Net interest income on a fully taxable equivalent basis for the second quarter of 2010 was $9,826,000, a 5.95 percent increase compared with $9,274,000 for the second quarter a year ago. For the first half of 2010, net interest income on a fully tax equivalent basis was $19,728,000, compared to $18,293,000 for the same period in 2009, an increase of 7.84 percent. The net interest margin for the second quarter of 2010 was 3.61 percent, compared with 3.28 percent for the second quarter of 2009. It represented a modest decline from 3.69 percent in the first quarter of 2010. Noninterest income for the second quarter of 2010 was $2,896,000, an improvement from the $2,651,000 in the first quarter of 2010, but down from the $3,244,000 in the second quarter of 2009. For the first six months of 2010, noninterest income was $5,547,000, compared to $6,101,000 for the first six months of 2009.

Noninterest expense was $8,958,000, a 5.51 percent decline from the $9,480,000 in the second quarter of 2009. Noninterest expense for the first half of 2010 was $17,651,000, compared to $17,840,000 for the same period a year earlier. Much of the decline was due to a special assessment from the FDIC imposed in 2009. The efficiency ratio, which is a measure of cost to generate revenue, was 70.41 percent in the second quarter of 2010, a significant improvement from 75.73 percent in the second quarter of 2009. The efficiency ratio for the first half of 2010 was 69.84 percent, compared to 73.13 percent in the first half of 2009.

The provision for loan losses totaled $2,109,000 for the quarter ended June 30, 2010, down from $2,484,000 for the second quarter a year ago. For the six-month period, the provision for loan losses was $4,218,000, compared with $4,293,000 for the first half of 2009.

Overall loan demand remains weak as total loans ended the quarter at $795,451,000 up slightly from $792,585,000 at the end of the first quarter of 2010, but down from $803,549,000 at the end of the second quarter of 2009. Total assets for the second quarter ended at $1,153,955,000 compared to $1,232,095,000 at the end of the second quarter of 2009. Total deposits were $973,890,000 at the end of the second quarter of 2010, compared to $1,014,724,000 at the end of the same quarter of 2009.

The Company continues to work through asset quality challenges amid a difficult economy. At June 30, 2010 the Company’s non-performing assets totaled $48,769,000, or 4.23 percent of total assets, compared to $44,374,000 or 3.83 percent of total assets at March 31, 2010 and $34,303,000 or 2.78 percent at June 30, 2009.

The allowance for possible loan losses is $19,435,000 at June 30, 2010 an increase from $19,183,000 at March 31, 2010 and $12,978,000 at June 30, 2009. The allowance to total loans at June 30, 2010 equaled 2.44 percent compared to 2.42 percent and 1.62 percent at March 31, 2010 and June 30, 2009, respectively.

Net charge-offs to average loans for the quarter ending June 30, 2010 was 0.94 percent, compared to 0.54 percent one year ago.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 27 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar expressions, are forward-looking in nature. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, as well as the risks and uncertainties described from time to time in LNB Bancorp’s reports as filed with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At June 30, 2010	At December 31, 2009
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$17,876	$16,318
Federal funds sold and short-term investments	37,100	10,615
Cash and cash equivalents	54,976	26,933
Interest-bearing deposits in other banks	346	359
Securities:
Trading securities, at fair value	-	8,445
Available for sale, at fair value	244,111	247,037
Federal Home Loan Bank and Federal Reserve Stock	5,741	4,985
Total Securities	249,852	260,467
Loans held for sale	1,528	3,783
Loans:
Portfolio loans	795,451	803,197
Allowance for loan losses	(19,435)	(18,792)
Net loans	776,016	784,405
Bank premises and equipment, net	9,654	10,105
Other real estate owned	2,355	1,264
Bank owned life insurance	16,780	16,435
Goodwill, net	21,582	21,582
Intangible assets, net	938	1,005
Accrued interest receivable	3,994	4,072
Other assets	15,934	19,099
Total Assets	$1,153,955	$1,149,509

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$115,689	$118,505
Savings, money market and interest-bearing demand	307,560	305,045
Certificates of deposit	550,641	547,883
Total deposits	973,890	971,433
Short-term borrowings	1,725	1,457
Federal Home Loan Bank advances	42,503	42,505
Junior subordinated debentures	20,620	20,620
Accrued interest payable	1,935	2,074
Accrued taxes, expenses and other liabilities	6,143	7,279
Total Liabilities	1,046,816	1,045,368
Shareholders' Equity
Preferred Shares, Series A Voting, no par value, authorized 750,000 shares, none issued at June 30, 2010 and December 31, 2009.	-	-
Preferred stock, Series B, no par value, 25,233 shares authorized and issued at June 30, 2010 and December 31, 2009.	25,223	25,223
Discount on Series B preferred stock	(124)	(131)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 7,691,355 at June 30, 2010 and 7,623,857 at December 31, 2009.	7,691	7,624
Additional paid-in capital	37,837	37,862
Retained earnings	38,672	36,883
Accumulated other comprehensive income	3,786	2,626
Treasury shares at cost, 328,194 shares at June 30, 2010 and at December 31, 2009	(6,092)	(6,092)
Total Shareholders' Equity	107,139	104,141
Total Liabilities and Shareholders' Equity	$1,153,955	$1,149,509

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands except share and per share amounts)		(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$10,580	$11,360	$21,372	$22,971
Securities:
U.S. Government agencies and corporations	2,070	2,537	4,206	5,012
State and political subdivisions	245	266	491	499
Trading securities	-	119	49	246
Other debt and equity securities	69	55	130	118
Federal funds sold and short-term investments	11	19	20	33
Total interest income	12,975	14,356	26,268	28,879
Interest Expense
Deposits	2,745	4,601	5,725	9,503
Federal Home Loan Bank advances	316	348	634	780
Short-term borrowings	1	32	2	68
Junior subordinated debenture	216	241	431	496
Total interest expense	3,278	5,222	6,792	10,847
Net Interest Income	9,697	9,134	19,476	18,032
Provision for Loan Losses	2,109	2,484	4,218	4,293
Net interest income after provision for loan losses	7,588	6,650	15,258	13,739
Noninterest Income
Investment and trust services	563	559	1,008	909
Deposit service charges	1,094	1,095	2,033	2,121
Other service charges and fees	826	705	1,620	1,342
Income from bank owned life insurance	173	165	344	327
Other income	69	81	162	164
Total fees and other income	2,725	2,605	5,167	4,863
Securities gains, net	-	249	38	586
Gains on sale of loans	195	368	387	622
Gains (loss) on sale of other assets, net	(24)	22	(45)	30
Total noninterest income	2,896	3,244	5,547	6,101
Noninterest Expense
Salaries and employee benefits	3,911	3,802	7,829	7,520
Furniture and equipment	917	1,189	1,850	2,331
Net occupancy	581	570	1,196	1,214
Outside services	595	789	1,148	1,344
Marketing and public relations	326	295	572	539
Supplies, postage and freight	302	306	644	640
Telecommunications	211	185	423	388
Ohio Franchise tax	281	225	562	457
FDIC assessments	557	976	1,085	1,289
Other real estate owned	71	103	152	174
Electronic banking expenses	238	200	422	389
Loan and collection expense	450	368	773	578
Other expense	518	472	995	977
Total noninterest expense	8,958	9,480	17,651	17,840
Income before income tax expense	1,526	414	3,154	2,000
Income tax expense (benefit)	283	(102)	580	167
Net Income	$1,243	$516	$2,574	$1,833
Dividends and accretion on preferred stock	318	319	637	618
Net Income Available to Common Shareholders	$925	$197	$1,937	$1,215

Net Income Per Common Share
Basic	$0.12	$0.03	$0.26	$0.17
Diluted	0.12	0.03	0.26	0.17
Dividends declared	0.01	0.09	0.02	0.18
Average Common Shares Outstanding
Basic	7,363,161	7,295,663	7,343,023	7,295,663
Diluted	7,363,161	7,295,663	7,343,023	7,295,663

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
END OF PERIOD BALANCES
Assets	$1,153,955	$1,158,763	$1,232,095	$1,153,955	$1,232,095
Deposits	973,890	979,053	1,014,724	973,890	1,014,724
Portfolio loans	795,451	792,585	803,549	795,451	803,549
Allowance for loan losses	19,435	19,183	12,978	19,435	12,978
Shareholders' equity	107,139	105,381	107,679	107,139	107,679

AVERAGE BALANCES
Assets:
Total assets	$1,158,724	$1,160,455	$1,202,197	$1,158,458	$1,186,135
Earning assets	1,090,318	1,088,093	1,133,466	1,089,212	1,116,483
Securities	258,413	256,310	278,340	257,367	264,732
Portfolio loans	792,132	796,040	805,779	794,076	802,957
Liabilities and shareholders' equity:
Total deposits	$980,917	$979,643	$995,775	$980,285	$972,927
Interest bearing deposits	868,694	868,392	903,018	868,545	881,315
Interest bearing liabilities	933,703	934,908	990,496	934,303	975,838
Total shareholders' equity	106,314	105,026	108,255	105,802	107,981

INCOME STATEMENT
Net interest income	$9,697	$9,779	$9,134	$19,476	$18,032
Net interest income-FTE (1)	9,826	9,904	9,274	19,728	18,293
Provision for loan losses	2,109	2,109	2,484	4,218	4,293
Noninterest income	2,896	2,651	3,244	5,547	6,101
Noninterest expense	8,958	8,693	9,480	17,651	17,840
Taxes	283	297	(102)	580	167
Net income	1,243	1,331	516	2,574	1,833
Less Preferred stock dividend and amortization	318	319	319	637	618
Net income available to common shareholders	$925	$1,012	$197	$1,937	$1,215

PER SHARE DATA
Basic net income per common share	$0.12	$0.14	$0.03	$0.26	$0.17
Diluted net income per common share	0.12	0.14	0.03	0.26	0.17
Cash dividends per common share	0.01	0.01	0.09	0.02	0.18
Basic average common shares outstanding	7,363,161	7,322,662	7,295,663	7,343,023	7,295,663
Diluted average common shares outstanding	7,363,161	7,322,662	7,295,663	7,343,023	7,295,663

KEY RATIOS
Return on average assets (2)	0.43%	0.47%	0.17%	0.45%	0.31%
Return on average common equity (2)	4.69%	5.14%	1.91%	4.91%	3.42%
Efficiency ratio	70.41%	69.24%	75.73%	69.84%	73.13%
Noninterest expense to average assets (2)	3.10%	3.04%	3.16%	3.07%	3.03%
Average equity to average assets	9.18%	9.05%	9.00%	9.13%	9.10%
Net interest margin	3.57%	3.64%	3.23%	3.61%	3.26%
Net interest margin (FTE) (1)	3.61%	3.69%	3.28%	3.65%	3.30%

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$19,183	$18,792	$11,575	$18,792	$11,652
Provision for loan losses	2,109	2,109	2,484	4,218	4,293
Charge-offs	2,188	1,851	1,369	4,039	3,341
Recoveries	331	133	288	464	374
Net charge-offs	1,857	1,718	1,081	3,575	2,967
Allowance for loan losses, end of period	$19,435	$19,183	$12,978	$19,435	$12,978

Nonperforming Assets
Nonperforming loans	$46,414	$42,907	$33,133	$46,414	$33,133
Other real estate owned	2,355	1,467	1,170	2,355	1,170
Total nonperforming assets	$48,769	$44,374	$34,303	$48,769	$34,303

Ratios
Total nonperforming loans to total loans	5.83%	5.41%	4.12%	5.83%	4.12%
Total nonperforming assets to total assets	4.23%	3.83%	2.78%	4.23%	2.78%
Net charge-offs to average loans (2)	0.94%	0.88%	0.54%	0.91%	0.75%
Provision for loan losses to average loans (2)	1.07%	1.07%	1.24%	1.07%	1.08%
Allowance for loan losses to portfolio loans	2.44%	2.42%	1.62%	2.44%	1.62%
Allowance to nonperforming loans	41.87%	44.71%	39.17%	41.87%	39.17%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

Pre-provision Core Earnings*	$3,635	$2,898	$7,372	$6,293
Provision for Loan Losses	2,109	2,484	4,218	4,293
Income before income tax expense	$1,526	$414	$3,154	$2,000

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress.
Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses.

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643